SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2002

SINA.com

(Exact name of Registrant as specified in its charter)

Cayman Islands	000-30698	52-2236363

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Vicwood Plaza
Rooms 1801-4
18th Floor
199 Des Voeux Road
Central, Hong Kong
(852) 2155-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles Chao
2988 Campus Drive, Suite 100
San Mateo, CA 94403
(650) 638-9228

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable

(Former name or former address, if changed since last report)

Item 8. Change in Fiscal Year.

         On November 4, 2002, the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year. The date of the Registrant’s new fiscal year end will be December 31 of each year. Previously, the Registrant’s fiscal year end was June 30. Pursuant to Rule 13a-10(b) under the Securities Act of 1934, as amended, the Registrant will file a separate transition report for the six month transition period between June 30 and December 31, 2002 on Form 10-K not more than 90 days after the close of the transition period.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINA.com

Dated: November 18, 2002.	By: /s/ Charles Chao

Charles Chao Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)